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EXHIBIT 99B3
SELECTED FINANCIAL AND                   DOMESTIC CABLE AND BROADBAND
OPERATING HIGHLIGHTS
(UNAUDITED)
                       Quarter Ended           Nine Months Ended
                       September 30,             September 30,
                            1996                      1996
Dollars in                  Pro      %                Pro       %
 millions          1997    forma  Change     1997    forma   Change
------------------------- ---------------- -------- -------- --------
Domestic Cable &
 Broadband Results
Revenues
 Basic cable      $  384   $  341   12.6   $ 1,131   $ 1,024   10.4
 Premium              82       86   (4.7)      245       260   (5.8)
 Advertising          33       30   10.0        91        89    2.2
 Primestar            29       18   61.1        78        49   59.2
 Pay-per-view         12       12    -          42        34   23.5
 New prod. tier        4        1    -           9         2    -
 Equip. & Install     40       34   17.6       113        99   14.1
 Other                -         5    -          12        22  (45.5)
                -------------------       -------------------
  Total Revenue   $  584   $  527   10.8   $ 1,721   $ 1,579    9.0
                -------------------       -------------------
EBITDA
 Core cable       $  246   $  234    5.1   $   735   $   693    6.1
 Primestar             4        3   33.3        12         7   71.4
 Other               (23)     (13)  76.9       (60)      (28)   -
                -------------------       -------------------
  Total EBITDA    $  227   $  224    1.3   $   687   $   672    2.2
                -------------------       -------------------
EBITDA margins
 Core cable         44.6%    46.2%            45.1%     45.5%
 Primestar          13.8%    16.7%            15.4%     14.3%

Other Operating
 & Financial
 Highlights
Homes passed
 (thousands)       8,449    8,247    2.4     8,449     8,247    2.4
Subscribers
 (thousands):
 Basic cable       4,943    4,833    2.3     4,943     4,833    2.3
 Primestar           166      117   41.9       166       117   41.9
Basic pen.          58.5%    58.6%            58.5%     58.6%
Premium units
 (thousands)       4,008    3,847    4.2     4,008     3,847    4.2
Premium/Basic       81.1%    79.6%            81.1%     79.6%
High speed data
 cust. (actual)   12,994      -      -      12,994       -      -
Core cbl. mnly.
 rev./avg. sub   $ 37.84  $ 35.52    6.5   $ 37.50   $ 35.84    4.6
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The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.




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